UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2008

MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	01-13697 (Commission File Number)	52-1604305 (IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia		30701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (706) 629-7721

__________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2008, Mohawk Industries, Inc. elected Joseph A. Onorato to the Board of Directors to serve as a director in Class III for the Company.   Mr. Onorato will serve with the other Class III directors for a term scheduled to expire at the Company’s Annual Meeting in 2010. He will also serve on the Company’s Audit Committee.

Mr. Onorato was Chief Financial Officer of Echlin Inc., where he served for 19 years. He served as Treasurer from 1990 to 1994, as Vice President and Treasurer from 1994 to 1997 and as Vice President and Chief Financial Officer from 1997 until the company was acquired by Dana Corporation in July 1998. Mr. Onorato served as Senior Vice President and Chief Financial Officer for the Aftermarket Group of Dana Corporation from July 1998 until his retirement in September 2000. He also serves on the Board of Directors of Affinia Group, Inc.  Mr. Onorato will participate in the Company’s existing director compensation plans on the same terms as other directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: February 22, 2008	By:	/s/ JAMES T. LUCKE
James T. Lucke
Vice President and General Counsel